Exhibit 99.1

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FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Ed Fishbough
615-344-2688	615-344-2810

HCA Announces Intention to Declare Special Cash Dividend of $2.00 per Share

Nashville, Tenn., December 3, 2012 – HCA Holdings, Inc. (NYSE: HCA) today announced that it intends, subject to applicable legal and contractual restrictions, to declare and pay a special cash dividend of $2.00 per share to stockholders and certain optionholders on or prior to December 31, 2012. The dividend is expected to be funded through the net proceeds from the Company’s offering of $1.0 billion aggregate principal amount of senior notes due 2021. HCA’s ratio of debt-to-Adjusted EBITDA at September 30, 2012 was approximately 4.1x compared to 4.5x at December 31, 2011. The Company’s ratio of debt-to-Adjusted EBITDA is estimated to have been approximately 4.5x on September 30, 2012 adjusted for financing transactions completed in the fourth quarter of 2012 and the anticipated impact of the special dividend and incremental financing. There can be no assurance that the special dividend will be declared and paid.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact, including statements with respect to the proposed special dividend and related debt financing. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the ability to fund and the determination to declare and pay the special dividend, (2) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (3) the effects related to the enactment and implementation of the Budget Control Act of 2011 and the outcome of pending government negotiations related to avoiding the “fiscal cliff” which would result from the BCA’s automatic spending reductions that include cuts to Medicare payments and tax increases beginning in federal fiscal year 2013, and the effects related to cuts to physicians’ Medicare reimbursement if Congress does not override the scheduled reductions related to the Medicare Sustainable Growth Rate, (4) the effects related to the enactment and implementation of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), the possible enactment of additional federal or state health care reforms and possible changes to the Health Reform Law and other federal, state or local laws or regulations affecting the health care industry, (5) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (6) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (7) possible changes in the Medicare, Medicaid and other state programs, including Medicaid upper payment limit programs or Waiver Programs, that may impact reimbursements to health care providers and insurers, (8) the highly competitive nature of the health care business, (9) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under managed care agreements, the ability to enter into and renew managed care provider agreements on acceptable terms and the impact of consumer driven health plans and physician utilization trends and practices, (10) the efforts of insurers, health care providers and others to contain health care costs, (11) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (12) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (13) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (14) changes in accounting practices, (15) changes in general economic conditions nationally and regionally in our markets, (16) future divestitures which may result in charges and possible impairments of long-lived assets, (17) changes in business strategy or development plans, (18) delays in receiving payments for services provided, (19) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (20) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (21) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments, and (22) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2011 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Holdings, Inc. and its affiliates.